EXHIBIT 10.2

SALARY.COM, INC.

FIRST AMENDED AND RESTATED 2004 STOCK OPTION AND INCENTIVE PLAN

1. Purpose and Eligibility

The purpose of this 2004 Stock Option and Incentive Plan (the “Plan”) of Salary.com, Inc. (the “Company”) is to provide stock options and other equity interests in the Company (each an “Award”) to employees, officers, directors, consultants and advisors of the Company and its Subsidiaries, all of whom are eligible to receive Awards under the Plan. Any person to whom an Award has been granted under the Plan is called a “Participant”. Additional definitions are contained in Section 8.

2. Administration

a. Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the “Board”). The Board, in its sole discretion, shall have the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Plan and to interpret and correct the provisions of the Plan and any Award. All decisions by the Board shall be final and binding on all interested persons. Neither the Company nor any member of the Board shall be liable for any action or determination relating to the Plan.

b. Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean such Committee or the Board.

c. Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of Awards to be granted and the maximum number of shares issuable to any one Participant pursuant to Awards granted by such executive officers.

3. Stock Available for Awards

a. Number of Shares. The aggregate number of shares of Common Stock of the Company (the “Common Stock”) that may be issued pursuant to the Plan from time to time and at any time shall equal 37.5% of the total number of shares of Common Stock then issued and outstanding (on a fully-diluted basis). Subject to the overall limitation of the preceding sentence and to subject to adjustments under Section 3(c), Awards of Incentive Stock Options may be granted under the Plan for up to that number of shares of Common Stock which is equal to the lesser of (i) 63,131,575 shares and (ii) the maximum number of shares that may be issued under the Plan from time to time. If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. If shares of Common Stock issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to, the Company at no more than cost, such shares of Common Stock shall again be available for the grant of Awards under the Plan; provided, however, that the cumulative number of such shares that may be so reissued under the Plan will not exceed the limitation set forth in the first sentence of this Section 3(a). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

b. Per-Participant Limit. Subject to adjustment under Section 3(c), no Participant may be granted Awards during any one fiscal year to purchase more than 8,000,000 shares of Common Stock.

c. Adjustment to Common Stock. In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, (i) the number and class of securities available for Awards under the Plan and the per-Participant share limit, (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding stock-based Award shall be adjusted by the Company (or substituted Awards may be made) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is appropriate. If Section 7(e)(i) applies for any event, this Section 3(c) shall not be applicable.

4. Stock Options

a. General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the Common Stock issued upon the exercise of each Option, including vesting provisions, repurchase provisions and restrictions relating to applicable federal or state securities laws, as it considers advisable. The Board may grant “incentive stock options,” as defined in Section 422 of the Code (“Incentive Stock Options”), options that are not qualified as Incentive Stock Options (“Nonstatutory Stock Options”) or a combination thereof.

b. Incentive Stock Options. An Option that the Board intends to be an Incentive Stock Option shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code or any successor provision of the Code. Without limiting the generality of the foregoing:

(i) Exercise Price. In the case of an Incentive Stock Option, the exercise price per share of the Option shall be not less than 100% of the fair market value of a share of Common Stock (as determined by the Board in accordance with a valuation method approved by the Board in good faith) on the date on which the Option is granted (the “Grant Date”); provided, however, that if on the Grant Date the Participant (together with persons whose stock ownership is attributed to the Participant pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any affiliate of the Company, the exercise price per share shall be not less than 110% of the fair market value of a share of Common Stock on the Grant Date.

(ii) Exercisability. Subject to Sections 7(e) and 7(i), the aggregate fair market value (determined on the Grant Date(s)) of the shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its affiliates) shall not exceed $100,000.

(iii) Eligibility. Incentive Stock Options may be granted only to persons who are employees of the Company or an affiliate of the Company on the Grant Date.

(iv) Expiration. No Incentive Stock Option may be exercised after the expiration of ten years from the Grant Date; provided, however, that if the Option is granted to a Participant who, together with persons whose stock ownership is attributed to the Participant pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all of stock of the Company or any affiliate of the Company the Incentive Stock receives an Incentive Stock Option shall notify the Company in writing immediately after the Participant transfers any shares of Common Stock acquired upon the exercise of such Option if such transfer occurs on or before the later of (a) the date that is two years after the Grant Date of such Option or (b) the date that is one year after the date on which the Participant acquires such shares.

(vi) Substitute Options. Notwithstanding the provisions of Section 4(b)(i), in the event that the Company or any affiliate of the Company consummates a transaction described in Section 424(a) of the Code (relating to the acquisition of property or stock from an unrelated corporation), individuals who become employees or consultants of the Company or any such affiliate on account of such transaction may be granted Incentive Stock Options in substitution for options granted by their former employer. The Board, in its sole discretion and consistent with Section 424(a) of the Code, shall determine the exercise price of such-substitute Options.

(vii) No Liability. Neither the Board nor the Company shall have any liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such.

c. Exercise Price. Subject to the provisions of Section 4(b)(i), the Board shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify it in the applicable option agreement.

d. Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

e. Exercise of Option. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 4(f) for the number of shares for which the Option is exercised.

f. Payment Upon Exercise. Common Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment:

(i) by check payable to the order of the Company;

(ii) except as otherwise explicitly provided in the applicable option agreement, and only if the Common Stock is then publicly traded, delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price; or

(iii) to the extent explicitly provided in the applicable option agreement, by (x) delivery of shares of Common Stock owned by the Participant valued at fair market value (as determined by the Board or as determined pursuant to the applicable option agreement), (y) delivery of a promissory note of the Participant to the Company (and delivery to the Company by the Participant of a check in an amount equal to the par value of the shares purchased), or (z) payment of such other lawful consideration as the Board may determine.

5. Restricted Stock

a. Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to (i) delivery to the Company by the Participant of a check in an amount at least equal to the par value of the shares purchased, and (ii) the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”).

b. Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

6. Other Stock-Based Awards

The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights, phantom stock awards or stock units.

7. General Provisions Applicable to Awards

a. Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

b. Documentation. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine or as executed by an officer of the Company pursuant to authority delegated by the Board. Each Award may contain terms and conditions in addition to those set forth in the Plan provided that such terms and conditions do not contravene the provisions of the Plan.

c. Board Discretion. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

d. Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

e. Acquisition of the Company.

(i) Consequences of an Acquisition. Unless otherwise expressly provided in the applicable Option or Award, effective immediately prior to the occurrence of an Acquisition, each Option or Award then outstanding shall become immediately exercisable with respect to all shares subject to such Option of Award other than shares which would not otherwise vest (in the absence of the Acquisition and this provision) until the last twelve months of the normal vesting schedule of such Option or Award; provided, however, that except as the Board may provide pursuant to the following sentence, any such Option or Award must be exercised prior to, and effective upon, such Acquisition and such Option or Award shall terminate upon the completion of such Acquisition. In addition to the foregoing, the Board or the board of directors of the surviving or acquiring entity (as used in this Section 7(e)(i), also the “Board”), may, as to outstanding Options and Awards (on the same basis or on different bases, as the Board shall specify), (i) provide that one or more Options and Awards then outstanding may (to the extent accelerated pursuant to the preceding sentence and at the option of the holder), be terminated in exchange for a cash payment equal to the excess of the fair market value (as determined by the Board in its sole discretion) for the shares subject to such vested Options or Awards over the exercise price thereof; and (ii) make appropriate provision for the continuation of such Options and Awards (or of any unaccelerated portions thereof) by the Company or the assumption of such Options and Awards by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to such Options and Awards either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or acquiring corporation or (c) such other securities as the Board deems appropriate, the fair market value of which (as determined by the Board in its sole discretion) shall not materially differ from the fair market value of the shares of Common Stock subject to such Options and Awards immediately preceding the Acquisition.

(ii) Acquisition Defined. An “Acquisition” shall mean: (x) the sale of the Company by stock purchase or merger in which the shareholders of the Company in their capacity as such no longer own a majority of the outstanding equity securities of the Company (or its successor); or (y) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction) or (z) any other acquisition of the business of the Company, as determined by the Board.

(iii) Assumption of Options Upon Certain Events. In connection with a merger or consolidation of an entity with the Company (other than an Acquisition as defined above) or the acquisition by the Company of the assets or capital stock of an entity, the Board may grant Awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate thereof. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

f. Withholding. Each Participant shall pay to the Company, or make provisions satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part by transferring shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (as determined by the Board or as determined pursuant to the applicable option agreement). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

g. Amendment of Awards. The Board may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided, that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

h. Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

i. Acceleration. The Board, the Committee and/or an executive officer of the Company acting under authority delegated pursuant to Section 2(c), above, may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of some or all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a change in control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option.

j. Violations of Certain Agreements. No Option or other Award may be exercised at any time after the Board has determined, in good faith, that the Participant is in violation of, or has threatened to violate, any written agreement between the Participant and the Company the purpose of which is to protect the Company’s intellectual property or competitive position, including without limitation, any agreement regarding (a) the confidentiality of the Company’s proprietary information, (b) the assignment of rights in inventions and discoveries to the Company and/or (c) activities of the Participant in competition with the business of the Company, unless and until, in any such case, either (x) the Participant demonstrates to the satisfaction of the Board that the participant is not in violation of any such agreement and represents in writing that the Participant will not violate any such agreement, or (y) such condition is waived by the Board. The period during which any Option or other Award may by its terms be exercised shall not be extended during any period in which the Participant is prohibited from such exercise by the preceding sentence, and neither the Company nor the Board shall have any liability to any Participant, or to any other party, if any Option or other Award expires unexercised in whole or in part during such period or if any Option that is intended to be an Incentive Stock Option is deemed to be a Nonstatutory Stock Option because such Option is not exercised within three months after the termination of the Participant’s employment with the Company or an affiliate of the Company

k. Certain Indebtedness to the Company. No Option or other Award may be exercised at any time after the Board has determined, in good faith, that the Participant is indebted to the Company or any affiliate of the Company for advances of salary, advances of expenses, recoverable draws or other amounts unless and until either (a) such indebtedness is satisfied in full or (b) such condition is waived by the Board. The period during which any Option or other Award may by its terms be exercised shall not be extended during any period in which the Participant is prohibited from such exercise by the preceding sentence, and neither the Company nor the Board shall have any liability to any Participant, or to any other party, if any Option or other Award expires unexercised in whole or in part during such period or if any Option that is intended to be an Incentive Stock Option is deemed to be a Nonstatutory Stock Option because such Option is not exercised within three months after the termination of the Participant’s employment with the Company or an affiliate of the Company.

8. Miscellaneous

a. Definitions.

(i) “Company”, for purposes of eligibility under the Plan, shall include any present or future subsidiary corporations of Salary.com, Inc., as defined in Section 424(f) of the Code (a “Subsidiary”), and any present or future parent corporation of Salary.com, Inc., as defined in Section 424(e) of the Code. For purposes of Awards other than Incentive Stock Options, the term “Company” shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Board in its sole discretion.

(ii) “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(iii) “employee” for purposes of eligibility under the Plan (but not for purposes of Section 4(b)) shall include a person to whom an offer of employment has been extended by the Company.

b. No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.

c. No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

d. Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board. No Awards shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board, but Awards previously granted may extend beyond that date.

e. Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time.

f. Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

Adopted by the Board of Directors on June 29, 2006

Approved by the Stockholders on July 26, 2006